EXHIBIT 6.0

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned members of the Board of Directors and the Chief Financial Officer, hereby constitute and appoint Richard Hennion, William W. Walsh, Alexander Vermitsky and Kevin D. Mahn or any other Authorized Person, jointly and severally, as my attorneys-in-fact, each with full power of substitution, to sign on my behalf and in his name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature of various and successive series established in accordance with the Investment Company Act of 1940 for which Hennion & Walsh, Inc., alone or with others, will act as Sponsor or Co-Sponsor and provide portfolio supervisory services, and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trust, that each or any of them may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned have hereunto set his hand this 21st day of June, 2006.

      /s/WILLIAM W. WALSH

William W. Walsh

      /s/RICHARD HENNION

Richard Hennion

      /s/ DEBBIE WILLIAMS

Debbie Williams

On this 21st day of June, 2006 personally appeared before me, a Notary Public in and for said County and State, the persons named above who are known to me to be the persons whose names and signatures are affixed to the foregoing Power of Attorney and who acknowledged the same to be their voluntary act and deed for the intents and purposes therein set forth.

/s/ KRISTINA VON TETZLAFF
Notary Public

Kristina Von Tetzlaff
Notary Public of New Jersey
My Commission Expires March 22, 2010

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